Registration No. 333-214067

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia	3711	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

102 East 1st Avenue
Vancouver, British Columbia, Canada, V5T 1A4
Telephone: (604) 428-7656
(Address of principal executive offices, including zip code, and telephone number, including area code)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware, U.S.A., 19711
Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [ X ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to Form F-1 relates to the Registration Statement (File No. 333-214067) (the "Registration Statement") of Electrameccanica Vehicles Corp. (the "Company") originally filed and declared effective by the Securities and Exchange Commission (the "SEC") on February 10, 2017, as amended by Post-Effective Amendment No. 1 filed and declared effective by the SEC on May 23, 2017.

Pursuant to the Registration Statement, the Company registered for resale up to 3,805,587 shares of its common stock and 4,305,587 shares of its common stock issuable upon exercise of outstanding warrants (collectively, the "Securities").

Pursuant to Item 512(a)(3) of Regulation S-K, and in accordance with the Company's undertaking in Part II, Item 9(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to Form F-1 to remove from registration all of the Securities remaining unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement as of the date this post-effective amendment is filed. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form F-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on this 24th day of October, 2017.
ELECTRAMECCANICA VEHICLES CORP.
(Registrant)
By:	/s/ Jerry Kroll
Jerry Kroll, President, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jerry Kroll Jerry Kroll	President, Chief Executive Officer (Principal Executive Officer) and a director	October 24, 2017
* Kulwant Sandher	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 24, 2017
* Henry Reisner	Chief Operating Officer	October 24, 2017
* Iain Ball	Vice President, Finance	October 24, 2017
* Shaun Greffard	Director	October 24, 2017
* Robert Tarzwell	Director	October 24, 2017
*By: /s/ Jerry Kroll Jerry Kroll Attorney-in-fact

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